Exhibit 10.39

ADDENDUM #2 TO LEASE AGREEMENT DATED OCTOBER 19, 2015

between

MALONE US ROUTE 2 WATERBURY PROPERTIES, LLC
(“Landlord”)

and

SOLAR COMMUNITIES, INC.
DBA SUNCOMMON
(“Tenant”)

Dated as of March 2nd, 2017

ADDENDUM #2 TO LEASE AGREEMENT

This ADDENDUM #2 to Lease Agreement (this “Lease”) is by and between MALONE RTE 2 WATERBURY PROPERTIES, LLC, a Vermont limited liability company with a place of business in Montpelier, Vermont (the “Landlord”) and SOLAR COMMUNITIES, INC. dba SUNCOMMON, a Vermont benefit corporation and certified B corporation with a place of business in Waterbury, Vermont (the “Tenant”).  Landlord and Tenant are sometimes collectively referred to herein as the “Parties” and individually referred to herein as a “Party”.

Background

1.          Landlord and Tenant entered into a Lease Agreement on October 19, 2015 (the “Original Lease Agreement”) in which Tenant and Landlord agreed that Tenant would lease and occupy 8,640 +/- square feet of office space in a new 14,000 +/- square foot commercial building which Landlord constructed and owns in Waterbury, Vermont (“Landlord’s Building”).

2.          Landlord and Tenant now wish to enter into an Addendum #2 to the original Lease Agreement in order to extend the Term of the lease and adjust the Annual Base Rent.

N O W ,  T H E R E F O R E ,

In consideration of the promises and the mutual covenants and agreements set forth in the original Lease Agreement, and in reliance on the representations and warranties contained therein and herein, the parties hereby agree as follows:

Extension of Lease Term.  Landlord hereby agrees to extend the original 10 year lease Term to 12 years for the office space only.  Landlord shall lease and rent the Premises to Tenant for a term of twelve (12) years commencing on the Rent Commencement Date, as documented in the Rent Commencement Agreement, a copy of which is attached herein by reference.

Adjustment to Annual Base Rent.  Annual Base Rent for the 8,640 square feet of office space (the “Premises”) shall be adjusted from $189,663 to $212,301 in accordance with the attached Rent Commencement Agreement signed by the Parties as of March 1, 2017.  This Rent Commencement Agreement dated March 1, 2017 shall supersede and replace any earlier Rent Commencement Agreements signed by the Parties.

The adjusted Annual Base Rent is calculated in accordance with Exhibit D of the Original Lease Agreement:

Initial Construction Cost allocated to Tenant:  $2,547,606 ÷ 12 = $212,301 Annual Base Rent

Tenant shall owe Landlord an amount equal to the difference in actual monthly rent payments made for the initial ten months of the lease term ($15,805.25 X 10 months  = $158,052.50 from June 2016 through March 2016) compared to the adjusted Monthly Base Rent for the same period ($17,691.71 X 10 months = $176,917.10).  The total payment due is $18,864.60.  Tenant shall make such payment to Landlord within 10 days of the Execution Date of this Addendum #2.

Common Area Charges.  Since Tenant is now leasing the entire Building (office space and warehouse space), Tenant shall pay 100% of Common Area Charges as defined in Section 6 of the Original Lease Agreement directly to the providers of such goods and services, as opposed to reimbursing Landlord for Tenant’s pro rata share in the form of Additional Rent.  Notwithstanding the foregoing, Landlord shall continue to insure the Premises in accordance with Section 9: Common Area Charges of the Original Lease Agreement and shall continue to be responsible for maintaining and repairing the exterior and structural components of the Building in accordance with Section 13; Repairs, Replacements of the Original Lease Agreement.

Excepting the modifications above in this Addendum #2, Landlord and Tenant shall be bound by the all other terms, conditions, rights, obligations and covenants as in the Original Lease Agreement.

IN WITNESS WHEREOF, the parties, as evidenced by the signatures of their duly authorized agents, do hereby execute this Addendum #2 to the Lease Agreement as of the 2nd day of March, 2017.

IN PRESENCE OF:	MALONE US ROUTE 2 WATERBURY PROPERTIES, LLC

By:
Witness	Patrick Malone,
Duly Authorized Agent

STATE OF VERMONT
COUNTY OF __________________, SS.

On this 2nd day of March, 2017, personally appeared PATRICK MALONE, Duly Authorized Agent of MALONE US ROUTE 2 WATERBURY PROPERTIES, LLC, to me known to be the person who executed the foregoing instrument, and he acknowledged this instrument, by him signed, to be his free act and deed and the free act and deed of MALONE US ROUTE 2 WATERBURY PROPERTIES, LLC.

Before me,
Notary Public
My commission expires:

IN WITNESS WHEREOF, the parties, as evidenced by the signatures of their duly authorized agents, do hereby execute this Addendum #2 to the Lease Agreement as of the 2nd day of March, 2017.

IN PRESENCE OF:	SOLAR COMMUNITIES, INC. DBA SUNCOMMON

By:

Duly Authorized Agent

Witness

STATE OF VERMONT
COUNTY OF _________________, SS.

On this 2nd day of March, 2017, personally appeared ____________________, Duly Authorized Agent of SOLAR COMMUNITIES, INC. DBA SUNCOMMON, to me known to be the person who executed the foregoing instrument, and he acknowledged this instrument, by him signed, to be his free act and deed and the free act and deed of SOLAR COMMUNITIES, INC. DBA SUNCOMMON.

Before me,
Notary Public

Notary commission issued in ______________ County
My commission expires: _________

Exhibit “A”

Form of Rent Commencement Agreement

RENT COMMENCEMENT AGREEMENT

ROUTE 2
WATERBURY, VERMONT

THIS RENT COMMENCEMENT AGREEMENT (this “Agreement”) is made and entered into this 2nd day of March,  2017, between MALONE RTE 2 WATERBURY PROPERTIES, LLC, a Vermont limited liability company with a place of business in Montpelier, Vermont (the “Landlord”) and SOLAR COMMUNITIES, INC. dba SUNCOMMON, a Vermont benefit corporation and certified B corporation with a place of business in Waterbury, Vermont (the “Tenant”) pursuant to that certain Lease Agreement dated as of October 19, 2015 by and between Tenant and Landlord (the “Lease”).  Landlord and Tenant are sometimes collectively referred to herein as the “Parties” and individually referred to herein as a “Party”.  All capitalized terms used but not defined herein shall have the meanings given to such terms in the Lease.

Pursuant to Section 4 of the Lease, Annual Base Rent will be payable commencing on the Rent Commencement Date.  As of the Rent Commencement Date, the Parties are obligated to execute a Rent Commencement Agreement. The Commencement Date specified in the Parties' executed Rent Commencement Agreement for the payment of Rent will establish the “Commencement Date” and the " Rent Commencement Date" for purposes of the Lease.

Pursuant to Section 1A and Section 4 of the Lease, Tenant’s pro rata share of the Initial Construction will be payable as Annual base Rent during the initial twelve (12) year term.

NOW THEREFORE, the parties hereby agree that

1.	The “Commencement Date” for the purposes of the Lease is June 1, 2016.
2.	The Total Initial Construction Cost is Two Million five hundred and forty seven thousand and six hundred and six dollars ($2,547,606).

2.          The monthly payment of Annual Base Rent during the initial twelve (12) year Term attributable to Tenant’s pro rata share of the Initial Construction based upon a direct reduction basis with equal monthly payments over a term of 144 months is seventeen thousand, six hundred and ninety-one and 71/100 Dollars ($17,691.71).

Lease Year	Rent PSF	Annual Rent	Monthly Rent *
1	$24.57	$212,300.50	$17,691.71
2	$25.31	$218,669.52	$18,222.46
3	$26.07	$225,229.60	$18,769.13
4	$26.85	$231,986.49	$19,332.21
5	$27.66	$238,946.08	$19,912.17
6	$28.49	$246,114.47	$20,509.54
7	$29.34	$253,497.90	$21,124.82
8	$30.22	$261,102.84	$21,758.57
9	$31.13	$268,935.92	$22,411,33
10	$32.06	$277,004.00	$23,083.67
11	$33.02	$285,314.12	$23,776.18
12	$34.01	$293,873.54	$24,489.46

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.

TENANT

SOLAR COMMUNITIES, INC. DBA
SUNCOMMON

By:
Witness
Duly Authorized Agent

LANDLORD

MALONE US ROUTE 2 WATERBURY
PROPERTIES, LLC

By:
Witness	Patrick Malone,
Duly Authorized Agent